UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, the board of directors of Roundy’s, Inc. (the “Company”) elected Gregory P. Josefowicz, age 59, as a director of the Company. Mr. Josefowicz will serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Mr. Josefowicz will receive fees, and will participate in compensation plans, at levels consistent with the Company’s other directors and committee members. Mr. Josefowicz was also granted $75,000 worth of restricted common stock upon his appointment. These shares of restricted stock will vest upon the first anniversary of the date of his appointment. The Company has not entered into or materially amended a material compensatory arrangement and has not otherwise granted or materially amended a material award in connection with this election.

A copy of the press release relating to the election Mr. Josefowicz is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release, dated March 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ Edward G. Kitz
Date: March 29, 2012	Name:	Edward G. Kitz
	Title:	Group Vice President - Legal, Risk and Treasury and Corporate Secretary

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 29, 2012

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